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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 2. Acquisition or Disposition of Assets.

        On January 23, 2003, CIBER, Inc. effectively acquired ECsoft Group plc ("ECsoft") as we declared "wholly unconditional" our offer to acquire all of the outstanding shares of ECsoft. ECsoft is incorporated under the laws of England and Wales. Prior to its acquisition by CIBER, ECsoft's shares were publicly traded on the London Stock Exchange. CIBER has acquired or will acquire all of the approximately 10.0 million outstanding shares of ECsoft, not already owned by CIBER, for cash consideration of 305 pence or approximately $4.94 per share or approximately $49.5 million in the aggregate. In addition, CIBER had previously acquired approximately 1.1 million ECsoft shares in the open market at a cost of approximately $3.2 million. CIBER's total cost for all of ECsoft's shares is approximately $52.7 million, excluding transaction related costs. A copy of the Offer Document to ECsoft shareholders and the related Form of Acceptance are attached as exhibits to this Report.

        ECsoft has approximately 525 employees and operations in Denmark, the Netherlands, Norway, Sweden and the United Kingdom that provide information technology consulting services similar to CIBER.

        CIBER borrowed the consideration for the acquisition of ECsoft under its line of credit with Wells Fargo Bank, N.A. In December 2002, CIBER amended it line of credit to increase the maximum amount available to be borrowed to $75 million. The maximum available borrowing under the line of credit automatically reduces to $50 million on April 30, 2003 and further reduces to $47.5 million on September 30, 2003 and continues to reduce by $2.5 million on the last day of each subsequent calendar quarter. A copy of the Sixth Amendment to Loan and Security Agreement is attached as an exhibit to this Report. CIBER intends to use some of ECsoft's acquired cash balance to repay the amount of the increased line of credit facility.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial statements of business acquired.

  It is currently impractical for CIBER to provide the required financial statements of ECsoft Group plc. CIBER will file the required financial statements by amendment as soon as they are available, and in any event, no later than April 8, 2003.

  (b)
  Pro forma financial information.

  It is currently impractical for CIBER to provide the required pro forma financial information related to the acquisition of ECsoft Group plc. CIBER will file the required pro forma financial information by amendment as soon as it is available, and in any event, no later than April 8, 2003.

  (c)
  Exhibits.

  2.1
  Recommended Cash Offer by Rothschild on behalf of CIBER (UK) Limited a wholly owned subsidiary of CIBER, Inc. for ECsoft Group plc

  2.2
  Form of Acceptance and Authority—Recommended Cash Offer by Rothschild on behalf of CIBER (UK) Limited a wholly owned subsidiary of CIBER, Inc. for ECsoft Group plc

  10.1
  Sixth Amendment to Loan and Security Agreement between CIBER, Inc. and Wells Fargo Bank, N.A. dated December 15, 2002

  99.1
  CIBER News Release dated January 23, 2003 announcing "CIBER Clears Final Hurdle in ECsoft Deal Offer is Now Wholly Unconditional."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: February 4, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Senior Vice President/Chief Financial Officer and Treasurer

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CIBER, Inc. Information to be included in the Report
  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURE